SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549
                                   FORM 8-K
                                 CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  August 5, 1999



                              MYSOFTWARE COMPANY
            (Exact name of registrant as specified in its charter)


                                  Delaware
                (State or other jurisdiction of incorporation)



    000-26008	                                           77-0195362
(Commission File No.)                       (IRS Employer Identification No.)



                            2197 E. Bayshore Road
                         Palo Alto, California 94303
            (Address of principal executive offices and zip code)



      Registrant's telephone number, including area code: (650) 473-3600

This Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties relating to the acquisition by MySoftware Company, a Delaware corporation ("MySoftware"), of MarketHome, a California corporation ("MarketHome"). Actual results and developments may differ materially from those described in this Current Report. For more information about MySoftware and risks relating to investing in MySoftware, refer to MySoftware's most recent reports on Form 10-Q and Form 10-K.

Item 2.	  Acquisition or Disposition of Assets.

On August 5, 1999, MySoftware completed the acquisition of MarketHome by merging My Market Acquisition Corp., a California corporation and wholly owned subsidiary of MySoftware ("Merger Sub"), with and into MarketHome with MarketHome surviving as the wholly owned subsidiary of MySoftware. The tax-free acquisition was accomplished pursuant to an Agreement and Plan of Merger and Reorganization, dated as of July 2, 1999 (the "Reorganization Agreement") among MySoftware, Merger Sub, MarketHome and the shareholders of MarketHome. The total number of shares of MySoftware common stock issued in connection with the acquisition was 726,803 shares. The purchase price was arrived at through arms-length negotiations. In addition to the payment of shares of MySoftware common stock, MySoftware assumed the outstanding options to purchase MarketHome common stock, which were converted into options to purchase up to approximately 158,776 MySoftware shares. The acquisition will be accounted for as a pooling of interests.

MarketHome is a supplier of opt-in e-mail marketing software and services.

A copy of the press release announcing the signing of the definitive agreement is attached hereto as Exhibit 99.1 and incorporated by reference herein. A copy of the press release announcing the consummation of the acquisition is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 7.	  Financial Statements, Pro Forma Financial Information and Exhibits.

	(c)   Exhibits.

Exhibit No.              Description
-----------              -----------

  2.1 Agreement and Plan of Merger and Reorganization, dated as of July 2, 1999, among MySoftware Company, My Market Acquisition Corp., MarketHome, and the shareholders of MarketHome.

  4.1                    Reference is made to Exhibits 2.1.

  99.1 Press release announcing the execution of the definitive agreement.

  99.2 Press release announcing the consummation of the acquisition.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               			MYSOFTWARE TECHNOLOGIES, INC.



Dated:  August 19, 1999                By: /s/SharonS.Chiu
                                       ------------------------
                                           Sharon S. Chiu
                                           Chief Financial Officer and Secretary

                                  EXHIBIT INDEX


Exhibit No.               Description
-----------               -----------

  2.1 Agreement and Plan of Merger and Reorganization, dated as of July 2, 1999, among MySoftware Company, My Market Acquisition Corp., MarketHome, and the shareholders of MarketHome.

  4.1                     Reference is made to Exhibits 2.1.

  99.1 Press release announcing the execution of the definitive agreement.

  99.2 Press release announcing the consummation of the acquisition.

                                                               EXHIBIT 2.1

                              AGREEMENT AND PLAN
                         OF MERGER AND REORGANIZATION


THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
("Agreement") is made and entered into as of July 2, 1999, by and among: MYSOFTWARE COMPANY, a Delaware corporation ("Parent"); MY MARKET ACQUISITION CORP., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"); MarketHome, a California corporation (the "Company"); and the parties identified on Exhibit A (the "Shareholders"). Certain other capitalized terms used in this Agreement are defined in Exhibit B.


                                    RECITALS

A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the California General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a "pooling of interests."

C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

D. The Shareholders own a total of (i) 4,380,833 shares of the Common Stock (with no par value) of the Company ("Company Common Stock"), (ii) 1,333,333 shares of the Series A Preferred Stock (with no par value) of the Company ("Series A Preferred Stock"), and (iii) 2,729,164 shares of the Series B Preferred Stock (with no par value) of the Company ("Series B Preferred Stock"), which shares are all of the outstanding shares of capital stock of the Company.


                                  AGREEMENT

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

Section 1. DESCRIPTION OF TRANSACTION

1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the California General Corporation Law.

1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, Five Palo Alto Square, Palo Alto, California 94306 at 10:00 a.m. on August 2, 1999, or at such other time and date as Parent and the Company may agree (the "Scheduled Closing Time"). The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date." Contemporaneously with or as promptly as practicable after the Closing, a properly executed agreement of merger conforming to the requirements of Chapter 11 of the California General Corporation Law shall be filed with the Secretary of State of the State of California. The Merger shall become effective at the time such agreement of merger is filed with the Secretary of State of the State of California (the "Effective Time").

1.4 Articles of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent and the Company prior to the Effective Time:

(a) the Articles of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit C;

(b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time;
and

(c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit D.

1.5 Conversion of Shares.

(a) Subject to Sections 1.8(c) and 1.9, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the
Company:

(i) each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive 90% of the "Common Stock Applicable Fraction" (as defined in Section 1.5(b) of a share of the common stock (par value
$.001 per share) of Parent, including the associated preferred share purchase right ("Parent Common Stock");

(ii) each share of Series A Preferred Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive 90% of the Series A Applicable Fraction of a share of Parent Common Stock;

(iii) each share of Series B Preferred Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive 90% of the Series B Applicable Fraction of a share of Parent Common Stock;

(iv) in addition each share of Company Common Stock, Series A Preferred Stock and Series B Preferred Stock outstanding immediately prior to the Effective Time shall be converted into and represent the right to participate in the distribution of the Holdback Shares (as hereinafter defined) subject to set off, deduction or indemnification as provided herein and in the Escrow Agreement (as hereinafter defined); and

(v) each share of the common stock (with $.001 par value) of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

(b) For purposes of this Agreement, the "Common Stock Applicable Fraction" shall be .0727, the "Series A Applicable Fraction" shall be .0993 and the "Series B Applicable Fraction" shall be .1011.

(c) The Common Stock, Series A and Series B Applicable Fraction shall be adjusted to reflect fully the effect of any stock split, stock dividend (including any dividend or distribution of stock convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other similar change with respect to Parent Common Stock or Company Common Stock after the date hereof and prior to the Effective Time.

(d) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company after giving effect to any provisions providing for acceleration as a result of the Merger contained in any applicable restricted stock agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

1.6 Employee Stock Options. At the Effective Time, each stock option that is then outstanding under the Company's 1997 Equity Incentive Plan, whether vested or unvested (a "Company Option"), shall be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement) of the Company's 1997 Equity Incentive Plan and the stock option agreement by which such Company Option is evidenced. All rights with respect to Company Common Stock under outstanding Company Options shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time, (a) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (b) the number of shares of Parent Common Stock subject to each such assumed Company Option shall be equal to the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time multiplied by the Common Stock Applicable Fraction, rounded down to the nearest whole number of shares of Parent Common Stock, (c) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Company Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by the Common Stock Applicable Fraction, and rounding the resulting exercise price up to the nearest whole cent, and (d) all restrictions on the exercise of each such assumed Company Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each such assumed Company Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. The Company and Parent shall take all action that may be necessary (under the Company's 1997 Equity Incentive Plan and otherwise) to effectuate the provisions of this Section 1.6. Following the Closing, Parent will send to each holder of an assumed Company Option a written notice setting forth (i) the number of shares of Parent Common Stock subject to such assumed Company Option, and (ii) the exercise price per share of Parent Common Stock issuable upon exercise of such assumed Company Option. Within ten (10) days of the Closing Date, Parent shall file with the SEC a registration statement on Form S-8 registering the exercise of the Company Options assumed by Parent pursuant to this Section 1.6.

1.7 Closing of the Company's Transfer Books. At the Effective Time, holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.

1.8 Exchange of Certificates.

(a) At or as soon as practicable after the Effective Time, Parent will send to the holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to Parent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) that such holder has the right to receive pursuant to the provisions of this Section 1, and the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.8, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender a certificate representing shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by this Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as

Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

(b) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.8 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

(c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital stock of the Company who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Stipulated Value (as defined in Section 1.10(c) below).

(d) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(e) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, if, on or after the expiration of one (1) year after the Effective
Time, such shares are delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

1.9 Dissenting Shares.

(a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company that, as of the Effective Time, are or may become "dissenting shares" within the meaning of Section 1300(b) of the California Corporations Code shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.5 (or cash in lieu of fractional shares in accordance with Section 1.8(c)), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Chapter 13 of the California General Corporation Law; provided, however, that if the status of any such shares as "dissenting shares" shall not be perfected, or if any such shares shall lose their status as "dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with Section 1.5 (and cash in lieu of fractional shares in accordance with Section 1.8(c)).

(b) The Company shall give Parent (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of capital stock of the Company pursuant to Chapter 13 of the California General Corporation Law and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the California General Corporation Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment (unless such payment is pursuant to a court order in which event the Company shall give Parent notice of any such court order or request therefor as soon as practicable) or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

1.10 Holdback Shares.

(a) Parent shall establish and maintain an escrow (the "Escrow Account") comprised of shares of Parent Common Stock in a number equal to the product of ten percent (10%) of (i) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time times the Common Stock Applicable Fraction, plus (ii) the aggregate number of shares of Series A Preferred Stock outstanding immediately prior to the Effective Time times the Series A Stock Applicable Fraction, plus (iii) the aggregate number of shares of Series B Preferred Stock outstanding immediately prior to the Effective Time times the Series B Stock Applicable Fraction, in each case less any shares for which dissenters' rights have been perfected (collectively, the "Holdback Shares"). Parent shall designate and appoint Norwest Bank Minnesota, National Association or such other third party escrow agent that is mutually and reasonably acceptable to Parent and the Shareholders' Agent (as hereinafter defined) in connection therewith (the "Escrow Agent") to serve in accordance with the Escrow Agreement attached as Exhibit L hereto (the "Escrow Agreement") to be entered into among Parent, the Escrow Agent and the Shareholders' Agent at Closing. Such escrow of the Holdback Shares shall be maintained for purposes of satisfying claims brought pursuant to Section 9 and for the period of time set forth in such Section 9.1 (the "Holdback Period"). Each Company shareholder that does not perfect its dissenters' rights and is otherwise entitled to receive shares of Parent Common Stock pursuant to Section 1.5 (the "Merger Shareholders") shall be entitled to a ratable portion of the shares held in escrow in accordance with the terms and conditions of this Agreement and the Escrow Agreement (each such ratable portion, a "Holdback Portion").

(b) Upon expiration of the Holdback Period, and subject to the terms of subsection (c) of this Section 1.10, Section 9 and the Escrow Agreement, the Escrow Agent shall deliver to each Merger Shareholder a certificate representing the number of shares of Parent Common Stock comprising such Merger Shareholder's Holdback Portion, with any fractional shares rounded to the nearest whole share and accrued dividends, if any.

(c) If, prior to the expiration of the Holdback Period, an Indemnitee shall have asserted a claim for Damages in accordance with Section 9 and such claim is pending or unresolved at the time of such expiration, the Escrow Agent shall, subject to the terms of the Escrow Agreement, withhold from delivery to each Merger Shareholder its ratable portion of that number of Holdback Shares as specified in the Escrow Agreement until such matter is resolved. If it is finally determined that Parent is entitled to recovery on account of such claim for Damages, the amount due and payable with respect to such claim for Damages and any expenses incurred by the Shareholders' Agent (subject to Section 1.10(d)) may be offset against each Merger Shareholder's Holdback Portion and the remainder of each Merger Shareholder's Holdback Portion, if any, shall be delivered to each Merger Shareholder pursuant to this Agreement, without interest, but including any applicable dividends. For purposes of this Section 1.10, each Holdback Share shall be valued at the closing price per share of Parent Common Stock on The Nasdaq Stock Market (as reported in The Wall Street Journal, or, if not reported therein, any other authoritative source) on the Closing Date (the "Stipulated Value"). The value of any shares of Parent Common Stock ultimately retained by Parent hereunder shall be treated for purposes of this Agreement as a reduction of the consideration paid to the Shareholders in the Merger.

(d) The Shareholders' Agent shall be reimbursed out of the Holdback Shares for his reasonable out-of-pocket expenses incurred in connection with serving as the Shareholders' Agent under this Agreement and the Escrow Agreement.

(e) The right to receive the Holdback Shares upon expiration of the Holdback Period (i) is an integral part of the consideration in the Merger, and (ii) shall be transferable or assignable only upon submission of evidence of such transfer or assignment reasonably satisfactory to Parent and the Escrow Agent.

1.11 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

1.12 Accounting Treatment. For accounting purposes, the Merger is intended to be treated as a "pooling of interests."

1.13 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be reasonably necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

The Company and the Shareholders jointly and severally represent and warrant, to and for the benefit of the Indemnitees, that, except as set forth in the Disclosure Schedule:

2.1 Due Organization; No Subsidiaries; Etc.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary corporate power and authority to: (i) conduct its business in the manner in which its business is currently being conducted; (ii) own and use its assets in the manner in which its assets are currently owned and used; and
(iii) perform its obligations under all Company Contracts.

(b) Except as set forth in Part 2.1 of the Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names "MarketHome, Inc.", "MarketHome", "MarketMail" and "MarketHome.com."

(c) The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1 of the Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and could not reasonably be expected to result in a Material Adverse Effect. The Company is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1 of the Disclosure Schedule.

(d) Part 2.1 of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors,
(ii) the names of the members of each committee of the Company's board of directors, and (iii) the names and titles of the Company's officers.

(e) The Company does not own any controlling interest in any Entity and the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in, or capital contribution to, any Entity. The Company has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest.

2.2 Articles of Incorporation and Bylaws; Records. The Company has delivered to Parent accurate and complete copies of:
(1) the Company's articles of incorporation and bylaws, including all amendments thereto; (2) the stock records of the Company; and (3) except as set forth in Part 2.2 of the Disclosure Schedule, the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no formal meetings or other proceedings of the shareholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's articles of incorporation or bylaws, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

2.3 Capitalization, Etc.

(a) The authorized capital stock of the Company consists of: (i) 15,000,000 shares of Common Stock (with no par value), of which 4,380,833 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 10,000,000 shares of Preferred Stock (with no par value), 1,333,333 of which have been designated "Series A Preferred Stock," all of which shares have been issued and are outstanding as of the date of this Agreement, and 2,729,167 of which have been designated "Series B Preferred Stock," of which 2,729,164 shares have been issued and are outstanding as of the date of this Agreement. Each outstanding share of Series A Preferred Stock and Series B Preferred Stock is convertible into one share of Company Common Stock. All of the outstanding shares of Company Common Stock, Series A Preferred Stock and Series B Preferred Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Part 2.3 of the Disclosure Schedule provides an accurate and complete description of the terms of each repurchase option which is held by the Company and to which any of such shares is subject.

(b) The Company has reserved 4,600,000 shares of Company Common Stock for issuance under its 1997 Equity Incentive Plan, of which options to purchase 2,269,833 shares are outstanding as of the date of this Agreement. Part 2.3 of the Disclosure Schedule accurately sets forth, with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable;
(iii) the date on which such Company Option was granted and the term of such Company Option; (iv) the vesting schedule for such Company Option; (v) the exercise price per share of Company Common Stock purchasable under such Company Option; and (vi) whether such Company Option has been designated an "incentive stock option" as defined in Section 422 of the Code. Except as set forth in Part 2.3 of the Disclosure Schedule, there is no:
(i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the best of the knowledge of the Company and the Shareholders, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

(c) Except as set forth in Part 2.3 of the Disclosure Schedule, all outstanding shares of Company Common Stock and Series A Preferred Stock, and all outstanding Company Options, have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

(d) Except as set forth in Part 2.3 of the Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company. All securities so reacquired by the Company were reacquired in compliance with (i) the applicable provisions of the California General Corporation Law and all other applicable Legal Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

2.4 Financial Statements.

(a) The Company has delivered to Parent the following financial statements and the notes, if any, thereto (collectively, the "Company Financial Statements"):

(i) The unaudited Statements of Assets, Liabilities and Equity-
Income Tax Basis of the Company as of December 31, 1998 and 1997 and the related unaudited Statement of Revenues and Expenses -
Income Tax Basis of the Company for the years then ended, together with the notes, if any, thereto; and

(ii) the unaudited Statement of Assets, Liabilities and Equity-
Income Tax Basis of the Company as of May 31, 1999 (the
"Unaudited Interim Statement of Assets, Liabilities and Equity"), and the related unaudited income statement of the Company for the five months then ended.

(b) The Company Financial Statements present fairly, in all material respects, the financial position of the Company as of the respective dates thereof and the results of operations of the Company for the periods covered thereby.

2.5 Absence of Changes. Except as set forth in Part 2.5 of the Disclosure Schedule, since May 31, 1999:

(a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance or prospects, and, to the best of the knowledge of the Company and the Shareholders, no event has occurred that will or could reasonably be expected to result in a Material Adverse Effect;

(b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);

(c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

(d) the Company has not sold, issued or authorized the issuance of (i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options), (ii) any option or right to acquire any capital stock or any other security (except for Company Options described in Part 2.3 of the Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

(e) the Company has not amended or waived any of its rights under, or modified the vesting provisions under, (i) any provision of its 1997 Equity Incentive Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or
(iii) any restricted stock purchase agreement;

(f) there has been no amendment to the Company's articles of incorporation or bylaws, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(g) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

(h) the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company since May 31, 1999, exceeds $15,000;

(i) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

(j) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

(k) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

(l) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

(m) the Company has not (i) lent money to any Person (other than pursuant to routine advances for business expenses made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

(n) the Company has not (i) established or adopted any Employee
Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

(o) the Company has not changed any of its methods of accounting or accounting practices in any respect;

(p) the Company has not made any Tax election;

(q) the Company has not commenced or settled any Legal Proceeding;

(r) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

(s) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

2.6 Title to Assets.

(a) The Company owns, and has good and valid title to, all assets purported to be owned by it, including: (i) all assets reflected on the Unaudited Interim Statement of Assets, Liabilities and Equity; (ii) all assets referred to in Parts 2.7(b) and 2.9 of the Disclosure Schedule; and (iii) all other material assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6 of the Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for Permitted Liens.

(b) Part 2.6 of the Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to the Company.

2.7 Bank Accounts; Receivables.

(a) Part 2.7(a) of the Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution.

(b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of May 31, 1999. Except as set forth in Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Statement of Assets, Liabilities and Equity that have not yet been collected and those accounts receivable that have arisen since May 31, 1999 and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, and (ii) are current and will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $3,000 in the aggregate).

2.8 Equipment; Leasehold.

(a) All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and constitute all of the material items of equipment and other tangible assets reasonably necessary for the conduct of the Company's business in the manner in which such business is currently being conducted.

(b) The Company does not own any real property or any interest in real property.

2.9 Proprietary Assets.

(a) Part 2.9(a)(i) of the Disclosure Schedule sets forth, with respect to each Company Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Disclosure Schedule identifies and provides a brief description of all other Company Proprietary Assets owned by the Company. Part 2.9(a)(iii) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to the Company by any Person (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public at a cost of less than $10,000), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. Except as set forth in Part 2.9(a)(iv) of the Disclosure Schedule, the Company has good and valid title to all of the Company Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(iii) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(v) of the Disclosure Schedule, the Company is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in Part 2.9(a)(vi) of the Disclosure Schedule, the Company has not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

(b) The Company has taken all reasonable steps to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in Part 2.9(b) of the Disclosure Schedule, the Company has not (other than pursuant to license agreements identified in Part 2.10 of the Disclosure Schedule) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Company Proprietary Asset, or (ii) the object code, or any portion or aspect of the object code, of any Company Proprietary Asset.

(c) To the extent that could be determined by performing all diligent investigation, none of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. To the extent that could be determined by performing all diligent investigation, the Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best of the knowledge of the Company and the Shareholders, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

(d) Except as set forth in Part 2.9(d) of the Disclosure
Schedule: (i) each Company Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided in writing with respect thereto by or on behalf of the

Company; and (ii) there has not been any claim by any customer or other Person alleging that any Company Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company, and, to the best of the knowledge of the Company and the Shareholders, there is no basis for any such claim. The Company has established adequate reserves on the Unaudited Interim Statement of Assets, Liabilities and Equity to cover all costs associated with any obligations that the Company may have with respect to the correction or repair of programming errors or other defects in the Company Proprietary Assets.

(e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business is being conducted. Except as set forth in Part 2.9(e) of the Disclosure Schedule, (i) the Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

(f) Except as set forth in Part 2.9(f) of the Disclosure Schedule, (i) all current and former employees of the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Confidential Information and Invention Assignment Agreement previously delivered to Parent, and (ii) all current and former consultants and independent contractors to the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to Parent.

(g) Except as set forth in Part 2.9(g) of the Disclosure
Schedule, each item of software and hardware that is owned or used by the Company is Year 2000 Compliant.

2.10 Contracts.

(a) Part 2.10 of the Disclosure Schedule identifies:

(i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor;

(ii) each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

(iii) each Company Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person,
(B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

(iv) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

(v) each Company Contract relating to the acquisition, issuance or transfer of any securities;

(vi) each Company Contract relating to the creation of any Encumbrance with respect to any asset of the Company;

(vii) each Company Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

(vii) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

(ix) each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section
2.18);

(x) each Company Contract constituting or relating to a Government Contract or Government Bid;

(xi) any other Company Contract that was entered into outside the ordinary course of business or was inconsistent with the Company's past practices;

(xii) any other Company Contract that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company; and

(xiii) any other Company Contract that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $10,000 in the aggregate, or (B) the performance of services having a value in excess of $10,000 in the aggregate.

Contracts in the respective categories described in clauses "(i)" through "(xiii)" above are referred to in this Agreement as "Material Contracts."

(b) The Company has delivered to Parent accurate and complete copies of all written Contracts identified in Part 2.10 of the Disclosure Schedule, including all amendments thereto. Part 2.10 of the Disclosure Schedule provides an accurate description of the terms of each Material Contract that is not in written form. Each Contract identified in Part 2.10 of the Disclosure Schedule is valid and in full force and effect, and, to the best of the knowledge of the Company and the Shareholders, is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c) Except as set forth in Part 2.10 of the Disclosure Schedule:

(i) the Company has not violated or breached, in any material respect, or committed any material default under, any Company Contract, and, to the best of the knowledge of the Company and the Shareholders, no other Person has violated or breached, in any material respect, or committed any material default under, any Material Contract;

(ii) to the best of the knowledge of the Company and the Shareholders, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a material violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any other material remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract, or (D) give any Person the right to cancel, terminate or modify any Material Contract;

(iii) the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract; and

(iv) the Company has not waived any of its material rights under any Material Contract.

(d) No Person is renegotiating, or has a right pursuant to the terms of any Company Contract to renegotiate, any amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract.

(e) The Contracts identified in Part 2.10 of the Disclosure Schedule collectively constitute all of the Contracts reasonably necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

(f) Part 2.10 of the Disclosure Schedule identifies and provides a brief description of each proposed Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by the Company since January 1, 1999 or which remains outstanding.

2.11 Liabilities. The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for liabilities: (a) identified as such in the "liabilities" column of the Unaudited Interim Statement of Assets, Liabilities and Equity; (b) incurred by the Company since May 31, 1999 in the ordinary course of business and consistent with the Company's past practices; (c) under the Company Contracts identified in Part 2.10 of the Disclosure Schedule, to the extent the nature of such liabilities can be specifically ascertained by reference to the text of such Company Contracts; and (d) identified in Part 2.11 of the Disclosure Schedule.

2.12 Compliance with Legal Requirements. The Company is, and has at all times been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and could not reasonably be expected to result in a Material Adverse Effect. Except as set forth in Part
2.12 of the Disclosure Schedule, the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

2.13 Governmental Authorizations.  Part 2.13 of the Disclosure
Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations reasonably necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

2.14 Tax Matters.

(a) All Tax Returns required to be filed by or on behalf of the Company (taking into account extensions) with any Governmental Body prior to the Closing Date (the "Company Returns") (i) have been filed or will be filed, and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to Parent accurate and complete copies of all Company Returns which have been requested by Parent.

(b) The Unaudited Interim Statement of Assets, Liabilities and Equity fully accrues all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from May 31, 1999 through the Closing Date.

(c) Except as set forth in Part 2.14 of the Disclosure Schedule, there have been no examinations or audits of any Company Return. The Company has delivered to Parent accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part 2.14 of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested in writing from the Company.

(d) Except as set forth in Part 2.14 of the Disclosure Schedule, no claim or Legal Proceeding is pending or has been threatened in writing against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

(e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162
of the Code.   The Company is not liable for the Taxes of any
other Person.

2.15 Employee and Labor Matters; Benefit Plans.

(a) Part 2.15(a) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any employee of the Company ("Employee"), except for Plans which would not require the Company to make payments or provide benefits having a value in excess of $25,000 in the aggregate.

(b) Except as set forth in Part 2.15(a) of the Disclosure Schedule, the Company does not maintain, sponsor or contribute to, and, to the best of the knowledge of the Company and the Shareholders, has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

(c) The Company maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 2.15(c) of the Disclosure Schedule (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

(d) With respect to each Plan, the Company has delivered to
Parent:

(i) an accurate and complete copy of such Plan (including all amendments thereto);

(ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years;

(iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material
Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

(iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

(v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

(vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

(e) The Company is not required to be, and, to the best of the knowledge of the Company and the Shareholders, has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c),
(m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the best of the knowledge of the Company and the Shareholders, the Company has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

(f) The Company does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

(g) Except as set forth in Part 2.15(g) of the Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Statement of Assets, Liabilities and Equity, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

(h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

(i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal
Requirements, including but not limited to ERISA and the Code.

(j) Each of the Plans intended to be qualified under Section
401(a) of the Code has received a favorable determination from the Internal Revenue Service, and neither the Company nor any of the Shareholders is aware of any reason why any such determination letter should be revoked.

(k) Except as set forth in Part 2.15(k) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

(l) Part 2.15(l) of the Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. All of the Company's employees are "at will" employees.

(m) Part 2.15(m) of the Disclosure Schedule identifies each
Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

(n) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

(o) Except as set forth in Part 2.15(o) of the Disclosure Schedule, the Company has good labor relations and, to the best of the knowledge of the Shareholders, (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement could not reasonably be expected to result in a material adverse effect on the Company's labor relations, and
(ii) none of the Company's employees intends to terminate his or her employment with the Company as a result of the Merger.

2.16 Environmental Matters. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the best of the knowledge of the Company and Shareholders, there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law in the future. To the best of the knowledge of the Company and the Shareholders, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule. For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is regulated by any Environmental Law.

2.17 Insurance. Part 2.17 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Company and identifies any material claims made thereunder, and the Company has delivered to Parent accurate and complete copies of the insurance policies identified on Part
2.17 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.17 of the Disclosure Schedule is in full force and effect. The Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

2.18 Related Party Transactions.  Except as set forth in Part
2.18 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has at any time been, indebted to the Company; (c) no Related Party has entered into, or has had any direct or indirect financial interest in, any Material Contract, transaction or business dealing involving the Company; (d) no Related Party is competing, or has at any time competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights under Company Options and rights to receive compensation for services performed as an employee of the Company). (For purposes of the Section 2.18 each of the following shall be deemed to be a "Related Party": (i) each of the Shareholders; (ii) each individual who is, or who has at any time been, an officer of the Company; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

2.19 Legal Proceedings; Orders.

(a) Except as set forth in Part 2.19 of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the best of the knowledge of the Company and the Shareholders) no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of the Company and the Shareholders, except as set forth in Part 2.19 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

(b) Except as set forth in Part 2.19 of the Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against the Company.

(c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. None of the Shareholders is subject to any order, writ, injunction, judgment or decree that relates to the Company's business or to any of the assets owned or used by the Company. To the best of the knowledge of the Company and the Shareholders, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

2.20 Authority; Binding Nature of Agreement. The Company has the absolute and unrestricted right, power and authority to enter into and, subject only to the approval by the Company's shareholders of this Agreement and the Merger, to perform its obligations under this Agreement, the Secured Promissory Note, dated the date hereof, given by the Company in favor of Parent (the "Note") and the Security Agreement dated the date hereof between Parent and the Company (the "Security Agreement") and the related Financing Statement and each of the other Agreements contemplated hereby or thereby to which the Company is a party and the transactions contemplated hereby and thereby; and the execution, delivery and, subject only to the approval by the Company's shareholders of this Agreement and the Merger, performance by the Company of this Agreement, the Note, the Security Agreement and the related Financing Statement has been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement, the Note and the Security Agreement constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

2.21 Non-Contravention; Consents.  Except as set forth in Part
2.21 of the Disclosure Schedule and subject to the approval of this Agreement and the Merger by the Company's shareholders, neither (1) the execution, delivery or performance of this Agreement, the Note, the Security Agreement or the related Financing Statement or any of the other agreements referred to herein or therein, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, the

Note, the Security Agreement or the Financing Statement will directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's articles of incorporation or bylaws, or (ii) any currently effective resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors;

(b)contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject, other than such contravention, conflict, violation or right to exercise any remedy that could not be reasonably likely to result in a Material Adverse Effect;

(c) give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement;

(d) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company, other than any such contravention, conflict, violation or right to revoke, withdraw, suspend, cancel, terminate or modify any such Governmental Authorization which could not reasonably be expected to result in a Material Adverse Effect;

(e) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Material Contract, (ii) accelerate the maturity or performance of any such Material Contract, or (iii) cancel, terminate or modify any such Material Contract; or

(f) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens, pledges, hypothecations, charges, mortgage, and security interests that will not, in any case or in the aggregate, to materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth in Part 2.21 of the Disclosure Schedule and except for (i) the filing of the Agreement of Merger with the California Secretary of State and appropriate documents in other states where the Company is qualified to do business, and (ii) obtaining the approval by the Company's shareholders of this Agreement and the Merger, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

2.22 Full Disclosure.

(a) This Agreement (including the Disclosure Schedule) does not, and the Shareholders' Closing Certificate will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

(b) In the event that information regarding the Merger is prepared by the Company and distributed to its shareholders, such information will not contain any statement that is inaccurate or misleading with respect to any material fact.

Section 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to the Company and the Shareholders as follows:

3.1 Organization; Good Standing; Qualification and Power. Each of Parent and Merger Sub (i) is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation and (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, to enter into this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Agreement of Merger, and each of the other agreements contemplated hereby or thereby (the "Merger Documents"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby or thereby. Parent has delivered to the Company true and complete copies of the charter and by-laws of each of Parent and Merger Sub.

3.2 Capital Stock. Parent's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999 filed with the SEC (the "Most Recent 10-QSB") sets forth the number of the authorized and outstanding shares of Parent Common Stock and Preferred Stock of Parent, $.001 par value, as of March 31, 1999. All outstanding shares of capital stock of Parent are validly issued, fully paid and non-assessable. The shares of Parent Stock to be issued in the Merger shall be approved for listing on the Nasdaq National Market, subject to official notice of issuance.

3.3 SEC Filings; Financial Statements.

(a) Parent has delivered to the Company accurate and complete copies of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between January 1, 1999 and the date of this Agreement which are all the documents (other than preliminary material) that Parent was required to file (or otherwise did file) with the SEC in accordance with Sections 13, 14 and 15(d) of the Exchange Act since January 1, 1999 (collectively, the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder; and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements (including the notes thereto) contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-QSB of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude; and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations, stockholders' equity and cash flows of Parent and its subsidiaries for the periods covered thereby.

(c) Since March 31, 1999, no event has occurred as of the date hereof which is required to be reported by Parent by filing a Current Report on Form 8-K under the Exchange Act.

3.4 Authority; Binding Nature of Agreement. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Agreement of Merger and each of the other agreements executed in connection therewith to which Parent or Merger Sub, as applicable, is a party (collectively, the "Merger Documents") and the transactions contemplated hereby and thereby; and the execution, delivery and performance by each of Parent and Merger Sub of this Agreement, the other Merger Documents to which it is a party and the transactions contemplated hereby and thereby (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and Merger Sub, their respective boards of directors and the shareholders of Merger Sub. No vote of Parent's stockholders is needed to approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, and the other Merger Documents, when executed and delivered by Parent and Merger Sub, shall be legal, valid and binding obligations of Parent and Merger Sub, enforceable against them in accordance with their respective terms, in each case subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.5 No Conflict. Neither the execution, delivery and performance by Parent of this Agreement and the other Merger Documents to which Parent is a party, the execution, delivery and performance of this Agreement and the Agreement of Merger by Merger Sub, nor the consummation of the transactions contemplated hereby or thereby, will (a) contravene, conflict with or result in a violation of any of the provisions of the Company's articles of incorporation or bylaws, (b) result in any material violation of, under any term, condition or provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Body applicable to Parent or Merger Sub, or (c) result in (i) any material violation of, cause a material default under (with or without due notice, lapse of time or both), give rise to any material right of termination, amendment, cancellation or acceleration of any obligation contained in or the material loss of any benefit under any term, condition or provision of any material instrument or agreement to which Parent or Merger Sub is a party, or by which Parent or Merger Sub or any of their respective properties, assets or rights may be bound, or
(ii) the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company, except in the case of clauses (a), (b) or (c) for such violations, conflicts, impositions of liens or other Encumbrances or other events which will not (y) prevent or materially delay consummation of the transactions contemplated by this Agreement, or (z) could not reasonably be expected to result in a material adverse effect on the Parent's business, condition, assets, liabilities, operations, financial performance or prospects, taken as a whole. Except as contemplated by this Agreement, no Governmental Authorization is required in connection with the execution, delivery and performance by Parent or Merger Sub of this Agreement, the Agreement of Merger (in the case of Merger
Sub) or the other Merger Documents to which they are a party or the consummation of the transactions contemplated hereby or thereby, other than (i) the filing with the SEC of such reports and information under the Exchange and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of such documents with, and the obtaining of such orders from, various state securities and blue-sky authorities as are required in connection with the transactions contemplated hereby, (iii) the filing of the Agreement of Merger with the Secretary of State of the State of California, and (iv) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement, including, without limitation, the Merger (each of the filings set forth in clauses
(i), (ii) and (iii) have been or will be made by Parent when due).

3.6 Valid Issuance. Subject to Section 1.5(c), the Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable and free of preemptive rights and Encumbrances. Parent owns all the outstanding shares of capital stock of Merger Sub and all of such shares are validly issued, fully paid and nonassessable and not subject to preemptive rights and Encumbrances.

3.7 Employees. Parent currently intends to provide employment on an ongoing basis to all of the current employees of the Company.

Section 4. CERTAIN COVENANTS OF THE COMPANY AND THE SHAREHOLDERS

4.1 Access and Investigation. During the period from the date of this Agreement through the Effective Time or the earlier termination of this Agreement pursuant to Section 8.1 (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request.

4.2 Operation of the Company's Business.  Except as permitted by
Section 4.4, during the Pre-Closing Period:

(a) the Company shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

(b) the Company shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

(c) the Company shall use all reasonable efforts to keep in full force all insurance policies identified in Part 2.17 of the Disclosure Schedule;

(d) the Company shall cause its officers to respond to requests from Parent for information concerning the status of the Company's business;

(e) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except that the Company may repurchase Company Common Stock from former employees pursuant to the terms of existing restricted stock purchase agreements);

(f) the Company shall not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted (x) to grant stock options to employees in accordance with its past practices, (y) to issue Company Common Stock to employees upon the exercise of outstanding Company Options, and
(z) to issue shares of Company Common Stock upon the conversion of shares of Series A Preferred Stock or Series B Preferred Stock);

(g) the Company shall not amend or waive any of its rights under, or modify the vesting provisions under, (i) any provision of its 1997 Equity Incentive Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any provision of any restricted stock purchase agreement;

(h) neither the Company nor any of the Shareholders shall amend or permit the adoption of any amendment to the Company's articles of incorporation or bylaws, or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction (except that the Company may issue shares of Company Common Stock upon the conversion of shares of Series A Preferred Stock or Series B Preferred Stock);

(i) the Company shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

(j) without the prior consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed, the Company shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $5,000 per month;

(k) without the prior consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed, the Company shall not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Contract or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Contract;

(l) without the prior consent of Parent, which consent shall not be unreasonably withheld, conditioned, conditioned or delayed, the Company shall not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Contracts;

(m) the Company shall not (i) lend money to any Person (except that the Company may make routine advances for business expenses to employees in the ordinary course of business and may, consistent with its past practices, allow employees to acquire Company Common Stock in exchange for promissory notes upon exercise of Company Options), or (ii) incur or guarantee any indebtedness for borrowed money other than as consented to by Parent;

(n) the Company shall not (i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee whose aggregate annual compensation is expected to exceed $100,000;

(o) the Company shall not change any of its methods of accounting or accounting practices in any material respect;

(p) the Company shall not make any Tax election;

(q) the Company shall not commence or settle any material Legal
Proceeding;

(r) the Company shall not agree or commit to take any of the actions described in clauses "(e)" through "(q)" above.

4.3 Notification; Updates to Disclosure Schedule.

(a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

(i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company or any of the Shareholders in this Agreement;

(ii) the discovery by the Company of any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company or any of the Shareholders in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

(iii) the discovery by the Company of any breach of any covenant or obligation of the Company or, to the best knowledge of the Company, any of the Shareholders; and

(iv) the discovery by the Company of any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely.

(b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Disclosure Schedule specifying such change. Except for updates to the Disclosure Schedule that arise out of facts and circumstances arising after the date hereof, which, as of the date hereof, could not reasonably have been expected by the Company or the Shareholders to arise and which updates could not reasonably be expected individually or in the aggregate to result in a Material Adverse Effect (a "Permitted Update"), no such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of determining (i) the accuracy of any of the representations and warranties made by the Company or any of the Shareholders in this Agreement and, (ii) whether any of the conditions set forth in Section 6 has been satisfied.

4.4 No Negotiation.  During the Pre-Closing Period, neither the
Company nor any of the Shareholders shall, directly or indirectly:

(a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent or Merger Sub) relating to a possible Acquisition Transaction;

(b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent or Merger Sub) relating to or in connection with a possible Acquisition Transaction; or

(c) consider, entertain or accept any proposal or offer from any Person (other than Parent or Merger Sub) relating to a possible
Acquisition Transaction.

The Company shall promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or any of
the Shareholders during the Pre-Closing Period.   Notwithstanding
anything to the contrary in this Section 4.4, in the event that the Company receives a bona fide, written, unsolicited proposal relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets by any person other than Parent or Merger Sub, which proposal, in the reasonable good faith judgment of the Company's Board of Directors, is reasonably likely to be consummated and is financially more favorable to the Company's shareholders than the terms of the Merger (a "Superior Proposal"), nothing contained herein shall prevent the Shareholders, in their capacities as such, from considering such Superior Proposal and voting any shares of capital stock of the Company held by them in favor of any such Superior Proposal presented to them.

Section 5. ADDITIONAL COVENANTS OF THE PARTIES

5.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. Each party shall (upon request) promptly deliver to the other party a copy of each such filing made, each such notice given and each such Consent obtained by such party during the Pre-Closing Period.

5.2 Company Shareholders' Meeting. The Company shall, in accordance with its articles of incorporation and bylaws and the applicable requirements of the California General Corporation Law, call and hold a special meeting of its shareholders or obtain the unanimous written consent of its shareholders as promptly as practicable after the date hereof for the purpose of permitting them to consider and to vote upon and approve the Merger and this Agreement (the "Company Shareholders' Meeting"). The Company shall cause a copy of an information statement (the "Information Statement") which shall be in form and substance satisfactory to Parent) to be delivered to each shareholder of the Company who is entitled to vote at the Company Shareholders' Meeting. Each Shareholder shall cause all shares of the capital stock of the Company that are owned, beneficially or of record, by such Shareholder on the record date for the Company Shareholders' Meeting to be voted in favor of the Merger and this Agreement at such meeting.

5.3 Public Announcements. During the Pre-Closing Period, (a) subject to applicable legal and regulatory obligations, neither the Company nor any of the Shareholders shall, and the Company shall not permit any of its Representatives to, issue any press release or make any public statement regarding this Agreement, the Merger or any of the other transactions contemplated by this Agreement, without Parent's prior written consent, and (b) Parent shall use reasonable efforts to advise and confer with the Company prior to the issuance, and provide copies to the Company prior to issuance, of any public announcements, reports, statements or releases pertaining to the Merger.

5.4 Pooling of Interests. During the Pre-Closing Period, no party to this Agreement shall take any action that could reasonably be expected to have an adverse effect on the ability of Parent to account for the Merger as a "pooling of interests."

5.5 Affiliate Agreements. Each Shareholder identified on Exhibit E-2 shall execute and deliver to Parent, and the Company shall use all commercially reasonable efforts to cause each other Person identified on Exhibit E-2 (and any other Person that could reasonably be deemed to be an "affiliate" of the Company for purposes of the Securities Act), to execute and deliver to Parent, as promptly as practicable after the execution of this Agreement, an Affiliate Agreement in the form of Exhibit E-1.

5.6 Commercially Reasonable Efforts. During the Pre-Closing Period, (a) the Company and the Shareholders shall use all commercially reasonable efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use all commercially reasonable efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

5.7 Employment and Noncompetition Agreements. At or prior to the Closing, each of the individuals identified on Exhibit F shall execute and deliver to the Company and Parent an Employment Agreement in the form of Exhibit G and a Noncompetition Agreement in the form of Exhibit H.

5.8 Consents. Each party agrees to use all reasonable commercial efforts to obtain, prior to the Closing Date, all such governmental and other consents and approvals as may be reasonably necessary and appropriate in order to enable it to perform its obligations hereunder and to consummate the transactions contemplated hereby.

5.9 FIRPTA Matters. At the Closing, the Company shall deliver to Parent separate statements (in such form as may be reasonably requested by counsel to Parent) signed under penalty of perjury by each of the Shareholders, certifying as to such Shareholder's non-foreign status for purposes of U.S. income taxation and setting forth such Shareholder's tax identification number and home or principal address.

5.10 Tax Matters. Prior to the closing, Parent and the Company shall execute and deliver to Cooley Godward LLP and Orrick, Herrington & Sutcliffe, LLP tax representation letters in customary form reasonably satisfactory to such counsel, which may be relied upon by such counsel in connection with the legal opinions contemplated by Sections 6.5(g) and 7.3(b) below.

5.11 Employees. Parent agrees that, to the extent permitted by applicable laws and its benefit plans, it will provide employees of the Company who become employees of Parent or the Surviving Corporation following the Merger with benefits comparable to those provided to Parent's employees in comparable positions (giving credit for length of employment with the Company).

Section 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

6.1 Accuracy of Representations. Each of the representations and warranties made by the Company and the Shareholders in this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any materiality qualifications contained or incorporated directly or indirectly in such representations and warranties and provided that each of the representations and warranties made by the Company and the Shareholders in this Agreement that has a "Material Adverse Effect" qualification has been accurate in all respects as of such date), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time without giving effect to any update to the Disclosure Schedule (other than Permitted Updates), and without giving effect to any materiality qualifications contained or incorporated, directly or indirectly, in such representations and warranties and provided that each of the representations and warranties made by the Company and the Shareholders in this Agreement that has a "Material Adverse Effect" qualification has been accurate in all respects as of such date.

6.2 Performance of Covenants. All of the covenants and obligations that the Company and the Shareholders are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

6.3 Shareholder Approval. The principal terms of the Merger shall have been duly approved by the affirmative vote of (a) all of the shares of Company Common Stock entitled to vote with respect thereto, (b) all of the shares of Series A Preferred Stock entitled to vote with respect thereto and (c) all of the shares of Series B Preferred Stock entitled to vote with respect thereto.

6.4 Consents. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

6.5 Agreements and Documents. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

(a) Affiliate Agreements in the form of Exhibit E-1, executed by the Persons identified on Exhibit E-2;

(b) Employment Agreements in the form of Exhibit G, executed by the individuals identified on Exhibit F;

(c) Noncompetition Agreements in the form of Exhibit H, executed by the individuals identified on Exhibit F;

(d) confidential invention and assignment agreements, reasonably satisfactory in form and content to Parent, executed by all employees and former employees of the Company and by all consultants and independent contractors and former consultants and former independent contractors to the Company who have not already signed such agreements (including the individuals identified in Part 2.9(f) of the Disclosure Schedule);

(e) the statement referred to in Section 5.9(a), executed by the Company;

(f) a legal opinion of Orrick, Herrington & Sutcliffe LLP, dated as of the Closing Date, in the form of Exhibit I;

(g) a legal opinion of Cooley Godward LLP (or, if Cooley Godward LLP for any reason does not render such legal opinion, a legal opinion of Orrick, Herrington & Sutcliffe LLP) dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon tax representation letters referred to in Section 5.10);

(h) a letter from KPMG Peat Marwick, dated as of the Closing Date, regarding that firm's concurrence with the conclusions of the management of Parent and the management of the Company as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16, if the Merger is consummated in accordance with this Agreement;

(i) a certificate executed by the Shareholders (other than Robertson Stephens Emerging Growth Partners L.P.) and containing the representation and warranty of each Shareholder (other than Robertson Stephens Emerging Growth Partners L.P.) that each of the representations and warranties set forth in Section 2 is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 6.1, 6.2, 6.3 and 6.4 (with respect to Consents required to be obtained by the Company only) have been duly satisfied (the "Shareholders' Closing Certificate");

(j) written resignations of all directors of the Company (except
Gregory Slayton), effective as of the Effective Time;

(k) the Escrow Agreement in the Form of Exhibit L executed by the Shareholders' Agent; and

(l) the Registration Rights Agreement in the form of Exhibit M executed by the Shareholders.

6.6 Exemption from Applicable Securities Laws. The issuance of shares of Parent Common Stock and the other transactions contemplated by this Agreement in the Merger shall be exempt from applicable state and federal securities laws.


6.7 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

6.8 No Legal Proceedings. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of the Surviving Corporation.

6.9 Employees. None of the individuals identified on Exhibit J shall have ceased to be employed by, or expressed an intention to terminate their employment with, the Company.

6.10 Issuance of Shares. Parent shall not presently or potentially be required to issue in excess of 890,000 shares of Parent Common Stock (including all securities convertible into or exercisable for Parent Common Stock) in connection with the Merger.

Section 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

7.1 Accuracy of Representations. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any materiality or similar qualifications contained in such representations and warranties), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any materiality or similar qualifications contained in such representations and warranties).

7.2 Performance of Covenants. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

7.3 Documents. The Company shall have received the following documents:

(a) a legal opinion of Cooley Godward LLP, dated as of the Closing Date, in the form of Exhibit K;

(b) a legal opinion of Orrick, Herrington & Sutcliffe LLP (or, if Orrick, Herrington & Sutcliffe LLP for any reason does not render such legal opinion, a legal opinion of Cooley Godward LLP), dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax representation letters referred to in Section 5.11(a);

(c) the Escrow Agreement in the Form of Exhibit L executed by Parent and the Escrow Agent; and

(d) the Registration Rights Agreement in the form of Exhibit M executed by Parent.

7.4 Listing. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

7.5 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

7.6 Fees and Disbursements of the Company's Counsel. Parent shall have paid by check or wire transfer all of the reasonable fees and expenses of Orrick, Herrington & Sutcliffe LLP incurred through the Closing Date in connection with this Agreement, the Merger and any other matter related hereto, subject to Section 10.3.

Section 8. TERMINATION

8.1 Termination Events. This Agreement may be terminated prior to the Closing:

(a) by Parent if Parent reasonably determines that the timely satisfaction of (i) any condition set forth in Section 6.1, 6.2, 6.3, 6.5, 6.6 or (ii) any condition set forth in Section 6.4, 6.7, 6.8, 6.9, or 6.10 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement or in any other agreement or instrument delivered to the Company or the Shareholders pursuant to the terms hereof);

(b) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of the Company or any of the Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent pursuant to the terms hereof);

(c) by Parent at or after the Scheduled Closing Time if (i) any condition set forth in Section 6.1, 6.2, 6.3, 6.5, 6.6 or (ii) any condition set forth in Section 6.4, 6.7, 6.8, 6.9, or 6.10 has not been satisfied by the Scheduled Closing Time (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement or in any other agreement or instrument delivered to the Company or the Shareholders pursuant to the terms hereof);

(d) by the Company at or after the Scheduled Closing Time if any condition set forth in Section 7 has not been satisfied by the Scheduled Closing Time (other than as a result of any failure on the part of the Company or any of the Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent pursuant to the terms hereof);

(e) by Parent if the Closing has not taken place on or before September 3, 1999 (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement or in any other agreement or instrument delivered to the Company or the Shareholders pursuant to the terms hereof);

(f) by the Company if the Closing has not taken place on or before September 3, 1999 (other than as a result of the failure on the part of the Company or any of the Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent pursuant to the terms hereof); or

(g) by the mutual consent of Parent and the Company.

8.2 Termination Procedures. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c) or Section 8.1(e), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d) or
Section 8.1(f), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

8.3 Effect of Termination. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that:
(a) neither the Company nor Parent shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10; and (c) Parent and Merger Sub shall, in all events, remain bound by and continue to be subject to Section 5.8.

Section 9. INDEMNIFICATION, ETC.

9.1 Survival of Representations, Etc.

(a) The representations and warranties made by the Company and the Shareholders (including the representations and warranties set forth in Section 2) shall survive the Closing and shall expire on (i) the date of the issuance of the audit report on the first financial statements of Parent containing combined operations of the Company and Parent for those representations related to matters expected to be encountered in the audit process and (ii) the first anniversary of the Closing Date for other matters (the "Termination Date"); provided, however, that if, at any time prior to the Termination Date, any Indemnitee (acting in good faith) delivers to the Shareholders' Agent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company and the Shareholders (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Termination Date until such time as such claim is fully and finally resolved. All representations and warranties made by Parent shall terminate and expire as of the Closing Date, and any liability of Parent with respect to such representations and warranties shall thereupon cease.

(b) The representations, warranties, covenants and obligations of Company and the Shareholders, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

(c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company and the Shareholders in this Agreement.

9.2 Indemnification.

(a) Indemnification by Company Indemnitors. From and after the Closing Date (but subject to Section 9.1(a)), the Merger Shareholders (the "Indemnitors"), severally but not jointly, shall hold harmless and indemnify each of the Indemnitees from and against, and the Holdback Shares shall be available to compensate and reimburse each of the Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of, or are directly or indirectly connected with: (i) any breach of any representation or warranty set forth in Section 2 (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty), or (ii) any Legal Proceeding relating to any breach of the type referred to in clause (i) above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9).

(b) Deductible. The Indemnitors shall not be required to make any indemnification payment pursuant to Section 9.2(a) for any inaccuracy in or breach of any of their representations and warranties set forth in Section 2 until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $100,000 in the aggregate. (If the total amount of such Damages exceeds $100,000, then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed only for the portion of such Damages exceeding $50,000.)

(c) Limitation Due to Post-Closing Actions; Insurance. None of the Indemnitors shall have any liability for Damages which arise solely as a result of (i) actions taken by or on behalf of, or omissions of, Parent or the Surviving Corporation after the Closing; (ii) changes in accounting methods or policies of the Surviving Corporation after the Closing; or (iii) the passing of, or any change in, after the Closing, any law or administrative practice of any Governmental Body in any such case not actually in force as of the date of this Agreement (even if retroactive in effect), including any increase in the tax rates in effect on the date of this Agreement or the imposition of any tax not in effect on the date of this Agreement. Any claim for indemnification for Damages hereunder shall be offset or reduced by the amount of any insurance proceeds received by the Indemnitees for such Damages.

9.3 Exclusive Remedy. With the exception of claims based upon fraud, from and after the Closing, recourse of the Indemnitees to the Holdback Shares pursuant to this Agreement and the Escrow Agreement shall be the sole and exclusive remedy of the Indemnitees for monetary damages for any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement or any Legal Proceeding related thereto. Any distribution of Holdback Shares to satisfy a claim hereunder shall be done so as to reduce the Escrow Account. Any Holdback Shares remaining upon termination of the Escrow Account shall be distributed to the Merger Shareholders on a pro rata basis in accordance with the Escrow Agreement.

9.4 No Contribution. No Indemnitors shall have any right of contribution, right of indemnity or other right or remedy against the Company in connection with any indemnification obligation or any other liability to which she, he or it may become subject under or in connection with this Agreement.

9.5 No Implied Representations.  Parent, Merger Sub and the
Company acknowledge that, except as expressly provided in Sections 2 and 3, neither party hereto, and none of the officers, employees or agents of either party hereto, has made or is making any representations or warranties whatsoever, implied or otherwise.

9.6 Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Company, Parent or against any other Person) with respect to which any of the Indemnitors may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 4, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

(a) all reasonable expenses relating to the defense of such claim or Legal Proceeding by counsel reasonably satisfactory to the Shareholders' Agent shall be borne and paid exclusively from the Holdback Shares;

(b) each Indemnitor shall make available to Parent any documents and materials in his or its possession or control that reasonably may be necessary to the defense of such claim or Legal
Proceeding; and

(c) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the written consent of the Shareholders' Agent (as defined in Section 10.1); provided, however, that such consent shall not be unreasonably withheld.

Parent shall give the Shareholders' Agent prompt notice of the commencement of any such Legal Proceeding against Parent or the Company; provided, however, that any failure on the part of

Parent to so notify the Shareholders' Agent shall not limit any of the obligations of the Indemnitors under this Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding). Parent shall conduct the defense of such claim or Legal Proceeding diligently and in good faith using all reasonable means and defenses available to it or to the Company. The Shareholders' Agent shall have the right to assist at its own expense and with counsel of its choice in the defense of such claim or Legal Proceeding by Parent (or in the case of a claim or Legal Proceeding against the Company, by the Company). In such event, Parent shall afford the Shareholders' Agent and its counsel a reasonable opportunity to comment and the right to object (which right shall not be unreasonably exercised) with respect to the conduct of the defense of such claim or Legal Proceeding. Parent shall keep the Shareholders' Agent reasonably informed of the progress of any claim or Legal Proceeding and its defense, and shall with reasonable promptness provide the Shareholders' Agent with copies of all material notices, written communications and filings (including court papers) made by or on behalf of any of the parties to the underlying claim or Legal Proceeding. If Parent does not elect to proceed with the defense of any such claim or Legal Proceeding, the Shareholders' Agent may proceed with the defense of such claim or Legal Proceeding with counsel reasonably satisfactory to Parent; provided, however, that the Shareholders' Agent may not settle, adjust or compromise any such claim or Legal Proceeding without the prior written consent of the Parent (which consent may not be unreasonably withheld).

Section 10. MISCELLANEOUS PROVISIONS

10.1 Shareholders' Agent. The Company and the Shareholders hereby irrevocably appoint, and the Merger Shareholders, upon and by virtue of approval of this Agreement and the Merger will irrevocably appoint, Jim Williams as their agent and as the agent for the Indemnitors for purposes of Section 9 (the "Shareholders' Agent"), and Jim Williams hereby accepts his appointment as the Shareholders' Agent. Parent shall be entitled to deal exclusively with the Shareholders' Agent on all matters relating to Section 9, Section 1.10 and the Escrow Agreement, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Shareholder or Indemnitor by the Shareholders' Agent, and on any other action taken or purported to be taken on behalf of any Shareholder or Indemnitor by the Shareholders' Agent, as fully binding upon such Shareholder or Indemnitor. If the Shareholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Shareholders and Indemnitors, then the Shareholders shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall become the "Shareholders' Agent" for purposes of
Section 9 and this Section 10.1. If for any reason there is no Shareholders' Agent at any time, all references herein to the Shareholders' Agent shall be deemed to refer to the Shareholders.

10.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

10.3 Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by the Merger Documents, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of the Merger Documents (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by the Merger Documents, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by the Merger Documents, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger; provided, however, that, to the extent the total amount of (a) all legal fees, costs and expenses incurred by or for the benefit of the Company exceed $100,000, or
(b) all other fees, costs and expenses incurred by or for the benefit of the Company (including all such fees, costs and expenses incurred prior to the date of this Agreement and including the amount of all special bonuses and other amounts that may become payable to any officers of the Company (other than as a result of acceleration of stock options and directors' restricted shares as disclosed in the Disclosure Schedule) or other Persons in connection with the consummation of the transactions contemplated by this Agreement) exceeds $150,000 in the aggregate, such fees, costs and expenses shall be borne and paid by the Shareholders and not by the Company.

10.4 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

10.5 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to Parent:
            Public Co., Inc.
            2197 East Bayshore Road
            Palo Alto, CA 94303
            Attn:  Chief Executive Officer

With a copy (not constituting notice ) to:
            Cooley Godward LLP
            Five Palo Alto Square
            Palo Alto, CA 94306
            Attn:  Julia L. Davidson, Esq.

if to the Company:
            MarketHome
            2680 Bancroft Way, Suite 700
            Berkeley, CA 94704
            Attn:  Chief Executive Officer


With a copy (not constituting notice ) to:
            Orrick, Herrington & Sutcliffe LLP
            400 Capitol Mall, Suite 3000
            Sacramento, CA  95814
            Attn:  Iain Mickle, Esq.

if to any of the Shareholders:
            Trilogy Asset Management, Inc.
            550 Hartz Avenue, Suite 200
            Danville, CA  94526
            Attn:  Jim Williams

10.6 Confidentiality. Without limiting the generality of anything contained in Section 5.3, on and at all times after the Closing Date, each Shareholder shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in such Shareholder's possession that relates to the business of the Company or Parent.

10.7 Time of the Essence. Time is of the essence of this Agreement.

10.8 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

10.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

10.10 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

10.11 Successors and Assigns. This Agreement shall be binding upon: the Company and its successors and assigns (if any); the Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Company's shareholders (to the extent set forth in Section 1.5); the holders of assumed Company Options (to the extent set forth in Section 1.6); Parent; Merger Sub; the other Indemnitees (subject to Section 9); and the respective successors and assigns (if any) of the foregoing. Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

10.12 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

10.13 Waiver.

(a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.14 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

10.15 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

10.16 Parties in Interest. Except for the provisions of Sections 1.5, 1.6 and 9, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

10.17 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the two letter agreements executed on behalf of Parent and the Company on July 2, 1999 relating to nondisclosure (the "Non-Disclosure Agreements") shall not be superseded by this Agreement and shall remain in effect in accordance with their terms until the earlier of (a) the Effective Time, or (b) the date on which such Non-Disclosure Agreements are terminated in accordance with their terms.

10.18 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

(d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

The parties hereto have caused this Agreement to be executed and delivered as of July 2, 1999.

                                            MYSOFTWARE COMPANY,
                                            a Delaware corporation
                                            /s/ David Mans
                                            ----------------------
                                            David Mans
                                            Chairman of the Board

                                            MY MARKET ACQUISITION CORP.,
                                            a California corporation
                                            /s/ David Mans
                                            ----------------------
                                            David Mans
                                            Chairman of the Board

                                            MARKETHOME,
                                            a California corporation
                                            /s/ Jim Williams
                                            ----------------------
                                            Jim Williams
                                            President

                                            /s/ Jim Williams
                                            JIM WILLIAMS

                                            /s/ David Hehman
                                            DAVID HEHMAN

                                            /s/ Bozena Ivashenko
                                            BOZENA IVASHENKO

                                            /s/ Serge Ivashenko
                                            SERGE IVASHENKO


                                            TRILOGY ASSET MANAGEMENT, L.P.


                                            Signature: /s/ Stuart Knowles

                                            Printed Name: Stuart Knowles

                                            Title: President


                                            PETERSON VENTURES I, L.L.C.

                                            Signature: /s/ Jordan W. Clements

                                            Printed Name: Jordan W. Clements

                                            Title: Manager


                                            LOVE CAPITAL PARTNERS, L.P.


                                            Signature: /s/ Howard M. Love, Jr.

                                            Printed Name: Howard M. Love, Jr.

                                            Title: General Partner


                                            SLAYTON CAPITAL


                                            Signature: /s/ Gregory Slayton

                                            Printed Name: Gregory Slayton

                                            Title: Managing Director

                                            ROBERTSON STEPHENS EMERGING GROWTH
                                            PARTNERS L.P.


                                            Signature: /s/ James L. Callinan

                                            Printed Name: James L. Callinan

                                            Title: Chief Investment Officer


                                            INTERACTIVE MINDS VENTURES L.P.


                                            Signature: /s/ Carl Nichols

                                            Printed Name: Carl Nichols

                                            Title: Managing Partner

                                            /s/ Carl Nichols
                                            CARL NICHOLS



                                            /s/ Gregory Slayton
                                            GREGORY SLAYTON



                                            /s/ Stuart A. Knowles
                                            STUART A. KNOWLES AND ANN R. KNOWLES



                                            /s/ Howard Love
                                            HOWARD LOVE

                                   EXHIBIT B
                              CERTAIN DEFINITIONS
For purposes of the Agreement (including this Exhibit B):
Acquisition Transaction. "Acquisition Transaction" shall mean any transaction involving:

(e) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets;

(f) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company (other than common stock issued to employees of the Company, upon exercise of Company Options or otherwise, in routine transactions in accordance with the Company's past practices), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company (other than stock options granted to employees of the Company in routine transactions in accordance with the Company's past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

(g) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

  Agreement. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit B is attached (including the Disclosure Schedule), as it may be amended from time to time.
  Company Contract.  "Company Contract" shall mean any Contract:
(a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.
  Company Proprietary Asset. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.
  Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).
  Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.
  Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.
  Disclosure Schedule. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company and the Shareholders.
  Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

  Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.
  Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
  Governmental Authorization. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.
  Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or
(b) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).
  Indemnitees.  "Indemnitees" shall mean the following Persons:
(a) Parent; (b) Parent's current and future affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that the Shareholders shall not be deemed to be "Indemnitees."
  Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.
  Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.
  Material Adverse Effect. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such violation or other matter could reasonably be expected to result in a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance or prospects.
  Person. "Person" shall mean any individual, Entity or Governmental Body.
  Proprietary Asset. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

  Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.
  SEC.  "SEC" shall mean the United States Securities and Exchange
Commission.
  Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.
  Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.
  Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.
  Year 2000 Compliant. For purposes of the Agreement, an item of software or hardware shall be deemed to be "Year 2000 Compliant" only if: (i) the functions, calculations, and other computing processes of such item of software or hardware (collectively, "Processes") perform in a consistent and correct manner without interruption regardless of the date on which the Processes are actually performed and regardless of the date input to the applicable computer system (before, on and after January 1, 2000); (ii) such item of software or hardware accepts, calculates, compares, sorts, extracts, sequences and otherwise processes date inputs and date values, and returns and displays date values, in a consistent and correct manner regardless of the dates used (before, on and after January 1, 2000); (iii) such item of software or hardware accepts and responds to year input, if any, in a manner that resolves any ambiguities as to century in a defined, predetermined and appropriate manner; (iv) such item of software or hardware stores and displays date information in ways that are unambiguous as to the determination of the century; and (v) such item of software or hardware determines leap years by the following standard: (A) if dividing the year by four yields an integer, it is a leap year, except for years ending in 00, but (B) a year ending in 00 is a leap year if dividing it by 400 yields an integer.

                                                               EXHIBIT 99.1

        Press Release Announcing the Execution of the Definitive Agreement

Company Contact                              MediaContact
Rachel Brant                                 Laurie Head
MYSOFTWARE                                   OGILVY PUBLIC RELATIONS
(650) 473.3621                               (202) 452.9529
rachelb@mysoftware.com                       laura.head@dc.ogilvypr.com


For Immediate Release
Tuesday, July 6, 1999

           MYSOFTWARE COMPANY ACQUIRES MARKETHOME, INC. TO EXTEND
               LEADERSHIP IN INTERNET DIRECT MARKETING ARENA

Internet Direct Marketing Services Now Include a Complete E-mail Solution, Combining E-Prospecting with E-mail Campaign Management

PALO ALTO, Calif. - July 6, 1999 - Capping a series of bold moves designed to extend its leadership position in Internet direct marketing, MySoftware Company (Nasdaq: MYSW) today announced it will acquire Berkeley, California based MarketHome, Inc., a preeminent e-mail campaign management company, in a $15 million all-stock transaction. The companies have reached a definitive agreement and expect to close the transaction in the next 30 days.

"With this acquisition, we combine MarketHome's market leadership in permission-based, opt-in e-mail communication, with MySoftware's new My eProspects.com services," said Gregory Slayton, CEO and president of MySoftware. "This, in combination with our robust offering of other powerful direct marketing products and services, solidifies our position as a leader in the Internet direct marketing space."

"The eMarketing industry is poised for phenomenal growth," according to eMarketing senior analyst Tara Long of C.E. Unterberg, Towbin. "Worldwide expenditures for online marketing reached $6.2 billion in 1998, up 81% from $3.4 billion in 1997. As the Internet continues to gain acceptance and new interactive technologies emerge, we anticipate expenditures in this category will exceed $31 billion in 2002."

MySoftware will acquire MarketHome, Inc., the leading provider of permission-based, opt-in email marketing services to catalogers, including top-tier industry icons L.L. Bean, Boise Cascade Office Products, Coach, the NBA, Dean & Deluca, Joseph A. Bank, and Talbots. MarketHome helps its large and rapidly growing list of more than 40 world-class clients increase sales and customer loyalty through targeted, personalized e-mail campaigns that can be created, managed and analyzed entirely through a simple Web-based interface. Consumer acceptance has been rapid, and to date, more than one million customers have signed up to receive promotional communications on specific topics of personal interest.

"Through this acquisition and a series of new strategic partnerships, MySoftware now offers a comprehensive range of Internet direct marketing services," Slayton continued. "Our complete set of Internet direct marketing tools enable businesses
1) to manage outbound e-mail campaigns of any size, 2) to prospect for new customers from one of the largest permission-based, opt-in email database in the world through our new service, My eProspects.com, and 3) to leverage the Internet by prospecting for new customers for traditional direct marketing programs."

"We help our clients build strong and profitable relationships with their customers using e-mail," said Jim Williams, MarketHome founder and CEO. "Every single company in the world that seeks to strengthen their relationships with its customers and make money from its website needs this service. We think MarketHome adds a lot of value to MySoftware's visionary Internet direct marketing strategy by providing the universality and flexibility of e-mail to businesses looking to attract customers, generate repeat sales, and engage in a personalized, on-going dialogue with the consumer."

MarketHome will become the e-mail marketing division of MySoftware Company, and Jim Williams, president and CEO of
MarketHome, will become general manager of this division.

About MySoftware Company

MySoftware Company (Nasdaq: MYSW), the 9th highest performer on all US Capital Markets in 1998 according to The Wall Street Journal and Barron's, combines powerful software with effective, affordable Internet and annuities solutions to easily turn any PC into a direct marketing powerhouse. MySoftware's Internet services are dedicated to helping businesses find new customers (www.MyProspects.com and www.MyeProspects.com) to grow their businesses using the Internet. MySoftware actively works with some of the world's best-known companies to provide Internet direct marketing solutions for their small business customers. More information on MySoftware and its alliances and products is available at www.MySoftware.com.

                                                                EXHIBIT 99.2

          Press Release Announcing the Consummation of the Acquisition

Corporate Contact                                 Media Contact
Rachel Brant                                      Laurie Head
MySoftware Company                                Ogilvy Public Relations
650.473.3621                                      202.452.9529
rachelb@mysoftware.com                            laurie.head@dc.ogilvypr.com


For Immediate Release
Thursday, August 5, 1999


MYSOFTWARE CLOSES ACQUISITION OF MARKETHOME TO SOLIDIFY POSITION
AS LEADER IN E-MARKETING SOLUTIONS

MarketHome, Inc. Becomes E-mail Marketing Division of MySoftware

PALO ALTO, Calif. - August 5, 1999 (MySoftware Company( (Nasdaq:
MYSW), the leader in e-marketing solutions, today finalized the acquisition of MarketHome in a move to quickly propel the combined company to leadership in the e-mail marketing space. MarketHome, the leading provider of permission-based, opt-in email marketing services to more than 50 world-class clients, was acquired for $15 million in an all-stock transaction.

"This acquisition is a strategic move for MySoftware because it enables us to solve the top two problems of e-marketers today: 1) driving qualified prospects to their web sites in a cost effective manner, and 2) developing profitable ongoing relationships with these prospects," explained Gregory Slayton, president and CEO of MySoftware. "We expect the acquisition of MarketHome to significantly contribute to future revenue growth as we maintain a leadership role in what market analysts project will be a $31 billion e-marketing industry by 2002."

The MarketHome e-mail service allows marketers to drive highly targeted prospects to their Web sites, and then use e-mail communication to build profitable, one-to-one relationships with them. Users can create, manage and analyze targeted, personalized e-mail campaigns, all through a simple Web-based interface.

"We are expanding these e-marketing solutions by combining the incredible technology of the MarketHome E-mail Marketing Service with our existing suite of powerful Web services and desktop direct marketing software," Mr. Slayton continued. "For every business - large or small - looking to grow its customer base, top line revenues, and bottom line profits, the MySoftware/MarketHome system is a powerful, easy-to-use, cost effective e-marketing solution that drives traffic and revenues."

(a) About MySoftware Company
MySoftware Company (Nasdaq: MYSW), the leader in e-marketing solutions, provides easy to use, effective services that leverage the powerful technology offered by the Internet. By utilizing request-based e-mail campaigns, Internet lead generation, and MySoftware's direct marketing products, any marketer can establish profitable on-going relationships with their customers, drive traffic, and increase revenues. MySoftware actively partners with some of the world's best-known companies to provide e-marketing solutions for their customers. More information on MySoftware and its alliances and products is available at www.MySoftware.com